SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

Reva, Inc.

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No:

	3)	Filing Party:

	4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Reva, Inc.

3001 Knox Street, Suite 401

Dallas, Texas 75205

INFORMATION STATEMENT

September 9, 2004

GENERAL INFORMATION

An Information Statement was previously filed with the Securities and Exchange Commission on August 27, 2004, with regard to proposed Amendments to the Articles of Incorporation of Reva, Inc., a Colorado corporation (the “Company”), authorizing an increase in the authorized shares of Common Stock of the Company and changing the name of the Company.  This Amendment No. 1 to Information Statement has been filed with the Securities Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, to the holders (collectively, the “Stockholders”) of the preferred stock and the holders of the common stock of the Company, to notify such Stockholders that the Company has revoked the proposed Amendments to the Articles of Incorporation.  Accordingly, no such change in the authorized shares of Common Stock of the Company, or in the name of the Company, has been effected.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The cost of furnishing this Amendment No. 1 to Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Amendment No. 1 Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.  The Board of Directors has fixed the close of business on August 12, 2004, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Amendment No. 1 to Information Statement.

You are being provided with this Amendment No. 1 to Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C thereunder.  This Amendment No. 1 to Information Statement is being mailed on or about September 9, 2004 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.               Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2004, March 31, 2003 and December 31, 2003; and

2.               Amended Annual Report on Form 10-KSB for the year ended September 30, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on August 12, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders	Shares Owned Number	Percent
James. E. Ontiveros (1)	9,524,665	11.06%
John D. Diebold (1)	953,626	1.11%
William R. Slay (1)	319,959	0.37%
Christopher Chambers (1)	0	0.00%
Dennis McLaughlin III (1)	0	0.00%
John Mills (1)	0	0.00%
All Officers and Directors as a group (6 persons)	10,798,250	12.54%

Blue Ocean Technologies, LLC
3001 Knox Street, Suite 403
Dallas, Texas 75205	27,000,000	31.36%

Don W. Dansby
P.O. Box 1388
Bowie, Texas 76230	9,524,665	11.06%

Cecil R. Fenoglio
P.O. Box 4443
Wichita Falls, Texas 76308	7,633,394	8.87%

MAC Partners LP
3001 Knox Street, Suite 407
Dallas, Texas 75205	4,500,000	5.23%

(1)          The address of each person listed in the above table is 3001 Knox Street, Suite 401, Dallas, Texas 75205.